Exhibit 10.1

ENOVATION CONTROLS, LLC

An Oklahoma Limited Liability Company

SECOND AMENDED AND RESTATED OPERATING AGREEMENT

Dated as of                  , 2014

THE LIMITED LIABILITY COMPANY INTERESTS IN ENOVATION CONTROLS, LLC (THE “COMPANY”) HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OR ANY OTHER APPLICABLE SECURITIES LAWS AND ARE BEING SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE LIMITED LIABILITY COMPANY INTERESTS IN THE COMPANY MAY BE ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, THE APPLICABLE SECURITIES LAWS OF ANY STATE AND ANY OTHER APPLICABLE SECURITIES LAWS; (II) THE TERMS AND CONDITIONS OF THIS SECOND AMENDED AND RESTATED OPERATING AGREEMENT AND (III) ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BETWEEN THE MANAGING MEMBER OF THE COMPANY AND THE CURRENT OR ANY PREDECESSOR HOLDER OF SUCH INTERESTS. THEREFORE, MEMBERS OF THE COMPANY AND OTHER TRANSFEREES OF SUCH LIMITED LIABILITY COMPANY INTERESTS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT OR ACQUISITION FOR AN INDEFINITE PERIOD OF TIME.

i

ii

Exhibit A	Schedule of Members

Exhibit B	Form of Exchange Notice

Exhibit C	Consent of Spouse and Proxy

iii

SECOND AMENDED AND RESTATED OPERATING AGREEMENT

OF ENOVATION CONTROLS, LLC

THIS SECOND AMENDED AND RESTATED OPERATING AGREEMENT OF ENOVATION CONTROLS, LLC (as hereafter amended in accordance with its terms, this “Agreement”), dated and effective as of                  , 2014 (the “Effective Date”), is adopted, executed and agreed to, for good and valuable consideration, by and among Enovation Controls, LLC, an Oklahoma limited liability company (the “Company”), and each other Person who is or at any time becomes a Member in accordance with the terms of this Agreement and the Act. Any reference in this Agreement to any Member shall include such Member’s Successors in Interest to the extent such Successors in Interest have become Substituted Members in accordance with the provisions of this Agreement. Certain capitalized terms used in this Agreement are defined in Article XI.

RECITALS:

WHEREAS, the Company was formed as a limited liability company under the Act by filing of Articles of Organization (the “Articles”) with the Secretary of State of the State of Oklahoma on August 28, 2009;

WHEREAS, the Company’s members entered into an Operating Agreement of the Company, dated on or about September 30, 2009 (as amended, the “Original Agreement”);

WHEREAS, the Company’s members entered into a First Amended and Restated Operating Agreement of the Company, dated September 29, 2011 to amend and restate the Original Agreement (as amended and restated, the “A&R Agreement”);

WHEREAS, Enovation Controls, Inc., a Delaware corporation (including its successors, “ECI”), has entered into an underwriting agreement (i) to issue and sell to the several Underwriters named therein (the “Underwriters”) shares of Class A Common Stock and (ii) to make a public offering of such shares of Class A Common Stock (collectively, the “IPO”);

WHEREAS, in connection with the IPO, it is contemplated that pursuant to this Agreement (i) immediately prior to consummation of the IPO (the “Effective Time”), all of the outstanding limited liability company interests in the Company will be converted into the number of Common Units set forth opposite each Member’s name in Exhibit A (the “Schedule of Members”) and (ii) immediately after the IPO, ECI will purchase newly-issued Common Units from the Company and a number of outstanding Common Units from the Members using the net proceeds from the IPO (collectively, the “IPO Transactions”);

WHEREAS, the Company and the Members set forth on the Schedule of Members now wish to amend and restate the A&R Agreement as set forth herein to give effect to the IPO Transactions and to reflect the admission of ECI as a Member and as sole managing member of the Company; and

WHEREAS, this Agreement shall supersede and completely replace in its entirety the A&R Agreement as of the date hereof.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements herein made, and intending to be legally bound, the parties hereby to this Agreement hereby agree as follows:

ARTICLE I

ORGANIZATIONAL MATTERS

Section 1.1 Formation of the Company. The Company was formed on August 28, 2009 as an Oklahoma limited liability company pursuant to the provisions of the Act.

Section 1.2 Second Amended and Restated Operating Agreement. The Members agree to continue the Company as a limited liability company under the Act, upon the terms and subject to the conditions set forth in this Agreement. The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Members are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

Section 1.3 Name. The name of the Company shall be “Enovation Controls, LLC.” The Managing Member may change the name of the Company at any time and from time to time. Prompt notification of any such change shall be given to all Members. The Company’s business may be conducted under its name or any other name or names deemed advisable by the Managing Member.

Section 1.4 Purpose; Powers.

(a) The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act or activity for which limited liability companies may be organized under the Act; provided, however, that unless the Managing Member is the sole Member of the Company, the Managing Member shall not cause the Company to engage, directly or indirectly, in any business activity that the Managing Member determines in its sole and absolute discretion could cause the Company to be treated as an association taxable as a corporation or otherwise liable as an entity for federal income tax purposes. The Company may engage in any and all activities necessary, desirable or incidental to the accomplishment of the foregoing. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the laws of the State of Oklahoma.

(b) Subject to the provisions of this Agreement and except as prohibited by applicable law, (i) the Company may, with the approval of the Managing Member, enter into and perform any and all documents, agreements and instruments, all without any further act, vote or approval of any Member, and (ii) the Managing Member may authorize any Person (including any Member or Officer) to enter into and perform any document, agreement or instrument on behalf of the Company.

Section 1.5 Principal Office; Registered Office. The registered office of the Company required by the Act to be maintained in the State of Oklahoma (which need not be a place of business of the Company) shall be designated from time to time by the Managing Member in the manner provided by law. The principal office of the Company shall be at such place as the Managing Member may from time to time designate, which need not be in the State of Oklahoma, and the Company shall maintain records at such place. The Company may maintain offices at such other place or places as the Managing Member deems advisable. Prompt notice of any change in the principal office shall be given to all Members.

Section 1.6 Term. The term of the Company commenced on the date the Articles were filed with the office of the Secretary of State of the State of Oklahoma and shall continue in existence perpetually until termination or dissolution in accordance with the provisions of Article IX.

Section 1.7 Existence and Good Standing; Foreign Qualification. The Managing Member may take all action which may be necessary or appropriate (a) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Oklahoma (and of each other jurisdiction in which such existence is necessary to enable the Company to conduct the business in which it is engaged) and (b) for the maintenance, preservation and operation of the business of the Company in accordance with the provisions of this Agreement and applicable laws and regulations. The Managing Member may file or cause to be filed for recordation in the office of the appropriate authorities of the State of Oklahoma, and in the proper office or offices in each other jurisdiction in which the Company is formed or qualified, such certificates (including certificates of limited liability companies and fictitious name certificates) and other documents as are required by the applicable statutes, rules or regulations of any such jurisdiction or as are required to reflect the identity of the Members and the amounts of their respective capital contributions. The Managing Member may cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Officers, with all requirements necessary to qualify the Company as a foreign limited liability company in each jurisdiction where its assets or operations require it to be so qualified.

Section 1.8 No State Law Partnership.

(a) The Members intend that the Company shall not be a partnership (including a limited partnership) or joint venture, and that no Member or Officer shall be a partner or joint venturer of any other Member or Officer by virtue of this Agreement, for any purposes other than as is set forth in Section 1.8(b), and this Agreement shall not be construed to the contrary.

(b) The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state or local income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment. To ensure that Common Units are not traded on an established securities market within the meaning of Regulations Section 1.7704-1(b) or readily tradable on a secondary market or the substantial equivalent thereof within the meaning of Regulations Section 1.7704-1(c), notwithstanding anything to the contrary contained herein, (i) the Company shall not participate in the establishment of any such market or the inclusion of Common Units thereon and (ii) the Company shall not recognize any Transfer made on any such market by: (A) redeeming the Transferor Member (in the case of a redemption or repurchase by the Company) or (B) admitting the Transferee as a Member or otherwise recognizing any rights of the Transferee, such as a right of the Transferee to receive Company distributions (directly or indirectly) or to acquire an interest in the capital or profits of the Company.

Section 1.9 Admission. The Managing Member is hereby admitted as a Member of the Company upon its execution of a counterpart signature page to this Agreement and each member of the Company immediately prior to the effectiveness of this Agreement shall continue as a Member hereunder.

ARTICLE II

CAPITALIZATION; ADMISSION OF MEMBERS; CAPITAL ACCOUNTS

Section 2.1 Capitalization.

(a) Each Member’s interest in the Company, including such Member’s interest, if any, in the capital, income, gains, losses, deductions and expenses of the Company shall be represented by units of limited liability company interest of a single authorized class (each, a “Common Unit”). All Common Units shall have identical rights and privileges in all respects. The Company shall have the authority to issue an unlimited number of Common Units.

(b) At the Effective Time, all of the Class A Units, Class B Units, Class C Units and Class D Units (each as defined in the A&R Agreement) issued and outstanding immediately prior to the Effective Time are hereby automatically converted into the number of Common Units set forth opposite each Member’s name on the Schedule of Members as originally attached to this Agreement on the Effective Date. Immediately after the IPO, ECI will contribute $         to the Company in exchange for                  Common Units.

(c) The Managing Member shall have the right to cause the Company to issue and/or create and issue at any time after the Effective Date, and for such amount and form of consideration as the Managing Member may determine, additional Common Units or other Equity Securities of the Company (including creating classes or series thereof having such powers, designations, preferences and rights as may be determined by the Managing Member), subject to Section 10.2. The Managing Member shall have the power to make such amendments to this Agreement in order to provide for such powers, designations, preferences and rights as the Managing Member in its discretion deems necessary or appropriate to give effect to such additional authorization or issuance in accordance with the provisions of this Section 2.1(c) and Section 10.2. Notwithstanding the foregoing, (x) the Company may not issue any additional Common Units to any member of the ECI Group unless substantially simultaneously ECI issues or sells an equal number of shares of Class A Common Stock to another Person and (y) the Company may not issue any other Equity Securities of the Company to any member of the ECI Group unless substantially simultaneously ECI issues or sells to another Person an equal number of shares of a new class or series of Equity Securities of ECI with rights to dividends and distributions (including distributions upon liquidation) and other economic rights as are determined in Good Faith to correspond to those of such Equity Securities of the Company. With respect to any class or series of Equity Securities of ECI, the Equity Securities of the Company that have such corresponding rights are referred to as the “Corresponding Company Securities.”

(i) Notwithstanding the foregoing or anything else to the contrary in this Agreement, if ECI issues shares of Class A Common Stock (other than (A) an issuance of the type covered by Section 2.1(c)(ii), (B) the issuance of shares of Class A Common Stock in the IPO or (C) the issuance of shares of Class A Common Stock to a Member pursuant to Section 6 of Part B of Article IV of the Amended and Restated Certificate of Incorporation of ECI) or any other Equity Security of ECI, (x) the Company shall issue to ECI one Common Unit for each share of Class A Common Stock issued by ECI and one Corresponding Company Security for each other Equity Security issued by ECI and (y) the net proceeds received by ECI with respect to such shares of Class A Common Stock or other Equity Security, if any, shall be concurrently transferred (directly or indirectly through one or more Subsidiaries of ECI) to the Company; provided, however, that to the extent that ECI issues any shares of Class A Common Stock in order to fund the acquisition for cash from a Member of a number of Common Units equal to the number of shares of Class A Common Stock so issued, the Company shall not issue any new Common Units in connection therewith and ECI shall not be required to transfer (directly or indirectly) such net proceeds to the Company (it being understood that such net proceeds shall instead be transferred to such Member as consideration for such purchase).

(ii) At any time ECI issues one or more shares of Class A Common Stock in connection with an equity incentive program, whether such share or shares are issued upon exercise (including cashless exercise) of an option, settlement of a restricted stock unit, as restricted stock or otherwise, the Managing Member shall cause the Company to issue an equal number of Common Units, registered in the name of ECI; provided that ECI shall be required to contribute all (but not less than all) the net proceeds and property

(if any) received by ECI from or otherwise in connection with such issuance of one or more shares of Class A Common Stock, including the exercise price of any option exercised, to the Company. If any such shares of Class A Common Stock so issued by ECI in connection with an equity incentive program are subject to vesting or forfeiture provisions, then the Common Units that are issued by the Company to ECI in connection therewith in accordance with the preceding provisions of this Section 2.1(c)(ii) shall be subject to vesting or forfeiture on the same basis and if any of such shares of Class A Common Stock vest or are forfeited, then an equal number of Common Units issued by the Company in accordance with the preceding provisions of this Section 2.1(c)(ii) shall automatically vest or be forfeited, as applicable. Any cash or property held by either ECI or the Company or on either’s behalf in respect of dividends paid on restricted Class A Common Stock that fail to vest shall be returned to the Company upon the forfeiture of such restricted Class A Common Stock.

(iii) Notwithstanding the foregoing, Section 2.1(c)(i) shall not apply to the issuance by ECI of any warrants, options, other rights to acquire Equity Securities of ECI or rights or property that may be converted into or settled in Equity Securities of ECI, but Section 2.1(c)(i) shall, in each of the foregoing cases, apply to the issuance of Equity Securities of ECI in connection with the exercise or settlement of such warrants, options or other rights or property (for cash or other consideration in accordance with their terms or otherwise); provided that, if such warrants, options or other rights are issued pursuant to an equity incentive program, the provisions of Section 2.1(c)(ii), and not this Section 2.1(c)(iii), shall apply.

(iv) For purposes of this Section 2.1(c), “net proceeds” means gross proceeds to ECI from the issuance of Class A Common Stock or other securities less all underwriters’ discounts and commissions payable in connection with such issuance.

(d) If, at any time, any shares of Class A Common Stock or other Equity Securities of ECI are repurchased, redeemed or otherwise acquired (whether by exercise of a put or call, pursuant to an open market purchase, automatically or by means of another arrangement) by ECI for cash and subsequently cancelled, the Managing Member shall cause the Company, immediately prior to such repurchase, redemption or other acquisition of Class A Common Stock or other Equity Securities of ECI, to redeem an equal number of Common Units or Corresponding Company Securities held by ECI, at an aggregate redemption price equal to the aggregate purchase or redemption price of the Class A Common Stock or other Equity Securities of ECI being repurchased, redeemed or otherwise acquired by ECI (plus any expenses related thereto) and upon such other terms as are the same for the Class A Common Stock or other Equity Securities of ECI being repurchased, redeemed or otherwise acquired by ECI. Notwithstanding the foregoing, to the extent that any consideration payable by ECI in connection with the redemption or repurchase of any shares of Class A Common Stock or other Equity Securities of ECI consists (in whole or in part) of shares of Class A Common Stock or such other Equity Securities, then the redemption or repurchase of the corresponding Common Units or Corresponding Company Securities shall be effectuated in an equivalent manner.

(e) Notwithstanding the foregoing, Section 2.1(c)(i) and Section 2.1(d) shall not apply to the issuance and distribution to holders of shares of Class A Common Stock of rights to purchase Class A Common Stock or other Equity Securities of ECI under a “poison pill” or similar stockholder rights plan (it being understood that upon exchange of Common Units for Class A Common Stock, such Class A Common Stock will be issued together with a corresponding right), but shall apply to the issuance of Class A Common Stock or other Equity Securities of ECI in connection with the exercise or settlement of such rights (for cash or other consideration in accordance with their terms or otherwise).

(f) The Company shall not in any manner effect any subdivision (by any stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of the outstanding Common Units unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Class A Common Stock with corresponding changes made with respect to any other exchangeable or convertible securities. ECI shall not in any manner effect any subdivision (by any stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of the outstanding Class A Common Stock unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Common Units, with corresponding changes made with respect to any other exchangeable or convertible securities.

(g) It is the intention of the Members that, subject to Section 2.1(e), the ECI Group collectively owns an aggregate number of Common Units that is equal to the aggregate number of outstanding shares of Class A Common Stock and an aggregate number of Corresponding Company Securities that is equal to the aggregate number of corresponding other Equity Securities of ECI, and this Section 2.1(g) shall be interpreted consistent with such intent. Subject to Section 2.1(e), in the event that a member of the ECI Group acquires from other Members any Common Units or Corresponding Company Securities and such acquisition results in the ECI Group collectively owning an aggregate number of Common Units that exceeds the aggregate number of outstanding shares of Class A Common Stock or an aggregate number of Corresponding Company Securities that exceeds the aggregate number of corresponding other Equity Securities of ECI, the Managing Member may cause a recapitalization or other similar adjustment regarding the Company such that (i) the ECI Group collectively owns an aggregate number of Common Units that is equal to the aggregate number of outstanding shares of Class A Common Stock and an aggregate number of Corresponding Company Securities that is equal to the aggregate number of corresponding other Equity Securities of ECI and (ii) the Members maintain to the maximum extent possible the economic sharing arrangement among the Members as in place immediately prior to such recapitalization or other adjustment.

(h) By executing this Agreement, each Member authorizes and directs the Company to elect to have the “safe harbor” described in the proposed Revenue Procedure set forth in Internal Revenue Service Notice 2005-43 (the “Notice”) apply to any interest in the Company transferred to a service provider by the Company on or after the effective date of such Revenue Procedure in connection with services provided to the Company. For purposes of making such safe harbor election, the Tax Matters Member is hereby designated as the “partner who has responsibility for federal income tax reporting” by the Company and, accordingly, for execution of a “safe harbor election” in accordance with Section 3.03(1) of the Notice. The Company and each Member hereby agree to comply with all requirements of the safe harbor described in the Notice, including the requirement that each Member shall prepare and file all federal income tax returns reporting the income tax effects of each safe harbor partnership interest issued by the Company in a manner consistent with the requirements of the Notice. Each Member authorizes the Tax Matters Member to amend the foregoing provisions of this Section 2.1(h) to the extent necessary to achieve substantially the same tax treatment with respect to any interest in the Company transferred to a service provider by the Company in connection with services provided to the Company as set forth in Section 4 of the Notice (e.g., to reflect changes from the rules set forth in the Notice in subsequent Internal Revenue Service or Treasury Department guidance); provided that such amendment is not materially adverse to any Member (as compared with the after-tax consequences that would result if the provisions of the Notice applied to all interests in the Company transferred to a service provider by the Company in connection with services provided to the Company).

Section 2.2 Admission of Members; Additional Members.

(a) The Company shall maintain and keep at its principal executive office the Schedule of Members on which it shall set forth the names and address of each Member, the aggregate number of Common Units and the aggregate amount of cash Capital Contributions that have been made by such Member at any time, as applicable, and the Fair Market Value of any property other than cash contributed by such Member with respect to the Common Units (including, if applicable, a description and the amount of any liability assumed by the Company or to which contributed property is subject).

(b) The Managing Member shall cause the Schedule of Members to be amended from time to time to reflect the admission of any Additional Member, the withdrawal or termination of any Member, receipt by the Company of notice of any change of address of a Member or the occurrence of any other event requiring amendment of the Schedule of Members.

(c) Notwithstanding anything in this Agreement to the contrary:

(i) the Common Units held by any Member as a result of the conversion of Class B Units, Class C Units or Class D Units which, as of the Effective Date, are subject to any vesting, forfeiture, repurchase or similar provisions pursuant to the A&R Agreement or in any applicable unit subscription agreement, restricted unit agreement or other agreement pursuant to which such unvested Class B Units, Class C Units or Class D Units were issued (in each case, “Unvested Common Units”) shall continue to be subject to such vesting, forfeiture, repurchase or similar provisions, except that the second sentence of Section 5.1(c)(iii) of the A&R Agreement shall not be applicable to the Unvested Common Units and, in lieu of such provision, it shall be the case that all forfeiture restrictions applicable to the Unvested Common Units shall lapse upon the consummation of a Change in Control; and

(ii) no Member may Transfer any Unvested Common Units; provided that, with the consent of the Managing Member, a Member may Transfer Unvested Common Units pursuant to and in accordance with Article VIII if the Member acknowledges and agrees in writing, in a form reasonably satisfactory to the Managing Member, that any securities received in exchange therefor shall continue to be subject to the vesting, forfeiture, repurchase or similar provisions to which such Unvested Common Units are then subject. A Common Unit shall cease to be an Unvested Common Unit at such time as such Common Unit ceases to be subject to such vesting, forfeiture, repurchase or similar provisions.

For the avoidance of doubt, the IPO shall not be considered a sale or exchange of assets, a sale or exchange of units of limited liability company interest of the Company, a merger, consolidation or combination or any other event that would cause the lapse of the forfeiture restrictions applicable to the Class B Units, Class C Units or Class D Units under the second sentence of Section 5.1(c)(iii) of the A&R Agreement or a Change of Control or any other event that would cause the lapse of the forfeiture restrictions applicable to the Unvested Common Units under Section 2.2(c)(i).

Section 2.3 Capital Accounts.

(a) The Company shall establish and maintain a separate capital account for each Member (each a “Capital Account”). The Capital Account of each Member shall be credited initially with an amount equal to such Member’s cash contributions and the initial Gross Asset Value of property contributed to the Company by the Member (net of any liabilities securing such contributed property that the Company is considered to assume or take subject to).

(b) The Capital Account of each Member shall be (i) credited with all Net Income and items of Income allocated to such Member pursuant to Section 4.1 and Section 4.2, and with the amount of cash and the initial Gross Asset Value of property subsequently contributed to the Company by the Member (net of any liabilities securing such contributed property that the Company is considered to assume or take subject to) following the Effective Date and (ii) debited with all Net Loss and items of Loss allocated to such Member pursuant to Section 4.1 and Section 4.2, and with the amount of cash and the Gross Asset Value of any property (net of liabilities assumed by such Member and liabilities to which such property is subject) distributed (or deemed distributed) by the Company to such Member.

(c) The Capital Accounts as of the Effective Date, as adjusted for the revaluation that will occur under clause (b) of the definition of Gross Asset Value in connection with the direct or indirect investment in the Company by ECI that is expected to occur as of the Effective Date, are set forth on the Schedule of Members. It is the intention of the Members that the Capital Accounts be maintained in accordance with the provisions of Code Section 704(b) and the Regulations thereunder and that this Agreement be interpreted consistently therewith. Notwithstanding anything expressed or implied to the contrary in this Agreement, in the event the Managing Member shall determine, in its sole and absolute discretion, that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to effectuate the intended economic sharing arrangement of the Members or comply with the principles of Code Section 704(b) and the Regulations thereunder, the Managing Member may make such modification, notwithstanding any other provision hereof, without the consent of any other Person.

(d) Unless otherwise determined by the Managing Member, immediately preceding the issuance of additional Common Units or other Equity Securities in exchange for cash, property or services to a new or existing Member and upon the redemption of any portion of an interest in the Company of any Member (or such other times as may be determined by the Managing Member), the then prevailing Gross Asset Values of the Company’s property shall be adjusted to equal their respective gross Fair Market Values and any increase in the net equity value of the Company (Gross Asset Value less liabilities) shall be credited to the Capital Accounts of the Members in the same manner as Net Income is credited under Section 4.1 (and any decrease in the net equity value of the Company shall be debited in the same manner as Net Loss is debited under Section 4.1). The Capital Accounts shall be revalued immediately prior to the (direct or indirect) investment by ECI in the Company that is expected to occur as of the Effective Date.

(e) Any income of the Company that is exempt from federal income tax shall be credited to the Capital Accounts in the same manner as Net Income is credited under Section 4.1 when such income is realized. Any expenses or expenditures of the Company that may neither be deducted nor capitalized for tax purposes (or are so treated for tax purposes) shall be debited to the Capital Accounts of the Members in the same manner as Net Loss is debited under Section 4.1. If any special adjustments are made to or with respect to Company property pursuant to

Code Sections 734(b) or 743(b), Capital Accounts shall be adjusted to the extent required by the Regulations under Code Section 704. The amount by which the Fair Market Value of any property to be distributed in kind to the Members exceeds or is less than the then prevailing Gross Asset Value of such property shall, to the extent not otherwise recognized by the Company, be taken into account in determining Net Income and Net Loss and determining the Capital Accounts of the Members as if such property had been sold at its Fair Market Value immediately prior to such distribution.

(f) In the event that all or a portion of the Common Units or other Equity Securities of a Member are transferred in accordance with this Agreement, the transferee of such Common Units or other Equity Securities shall also succeed to all or the relevant portion of the Capital Account of the transferor.

Section 2.4 Negative Capital Accounts. No Member shall be required to pay to any other Member or the Company any deficit or negative balance that may exist from time to time in such Member’s Capital Account (including upon and after dissolution of the Company).

Section 2.5 No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contributions or Capital Account or to receive any Distribution from the Company, except as expressly provided herein. Except to the extent otherwise expressly provided for in this Agreement, no interest shall be paid to any Person with respect to such Person’s Capital Contributions or Capital Account.

Section 2.6 Loans From Members. Loans by Members to the Company shall not be considered Capital Contributions. If any Member shall loan funds to the Company, then the making of such loans shall not result in any increase in the Capital Account balance of such Member. The amount of any such loans shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such loans are made.

Section 2.7 No Right of Partition. No Member shall have the right to seek or obtain partition by court decree or operation of law of any property of the Company or any of its Subsidiaries or the right to own or use particular or individual assets of the Company or any of its Subsidiaries, or, except as expressly contemplated by this Agreement, be entitled to Distributions of specific assets of the Company or any of its Subsidiaries.

Section 2.8 Non-Certification of Common Units; Legend; Common Units Are Securities.

(a) Common Units shall be issued in non-certificated form; provided, however, that the Managing Member may cause the Company to issue certificates to a Member representing the Common Units held by such Member. If any Common Unit certificate is issued, then such certificate shall bear a legend substantially in the following form:

THIS CERTIFICATE EVIDENCES COMMON UNITS REPRESENTING AN INTEREST IN ENOVATION CONTROLS, LLC AND SHALL BE A SECURITY WITHIN THE MEANING OF ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE. THE INTEREST IN ENOVATION CONTROLS, LLC REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THAT CERTAIN SECOND AMENDED AND RESTATED OPERATING AGREEMENT OF ENOVATION CONTROLS, LLC, DATED AS OF                  , 2014, BY AND AMONG ENOVATION CONTROLS, LLC AND EACH OF THE MEMBERS FROM TIME TO TIME PARTY THERETO, AS THE SAME MAY BE AMENDED FROM TIME TO TIME.

(b) All Common Units will be “securities” within the meaning of Section 8-102(a)(15) and as provided by Section 8-103(c) of the Uniform Commercial Code as in effect from time to time in the State of Oklahoma or analogous provisions in the Uniform Commercial Code in effect in any other jurisdiction.

ARTICLE III

DISTRIBUTIONS

Section 3.1 Distributions. Except as provided in this Article III and Section 9.2, distributions shall be made to the Members as and when determined by the Managing Member, pro rata in proportion to the number of Common Units owned by each Member.

Section 3.2 Successors. For purposes of determining the amount of Distributions, each Member shall be treated as having received the Distributions received by its predecessors in respect of any of such Member’s Common Units.

Section 3.3 Distributions In-Kind. To the extent that the Company distributes property in-kind to the Members, the Company shall be treated as making a Distribution equal to the Fair Market Value of such property for purposes of Section 3.1 and such property shall be treated as if it were sold for an amount equal to its Fair Market Value. Any resulting gain or loss shall be allocated to the Members’ Capital Accounts in accordance with Section 4.1 and Section 4.2.

Section 3.4 Distributions to ECI. The Managing Member, in its sole discretion, may authorize that cash be distributed to any member of the ECI Group (which distribution shall be made without pro rata distributions to the other Members) in exchange for the redemption, repurchase or other acquisition of Common Units (or other Equity Securities of the Company) held by such member of the ECI Group, where the redemption proceeds are to be used by ECI to acquire shares of its outstanding Class A Common Stock (or other Equity Securities of ECI) in accordance with Section 2.1. In addition, in the event that any payment or reimbursement by the Company of any costs, fees, operating expenses or other expenses of the Managing Member pursuant to Section 5.7 is characterized for any purpose as a distribution by the Company to the Managing Member, the Members agree and acknowledge that such distribution shall be made without pro rata distributions to the other Members. For the avoidance of doubt, distributions under this Section 3.4 may not be used to pay or facilitate dividends or distributions on the Class A Common Stock or other Equity Securities of ECI (other than distributions in redemption of Class A Common Stock or other Equity Securities of ECI in accordance with Section 2.1).

Section 3.5 Tax-Related Distributions.

(a) Subject to the Act and to any restrictions contained in any agreement to which the Company is bound and notwithstanding the provisions of Section 3.1, the Company shall distribute to the Members, on a quarterly basis, by the tenth day (or next succeeding Business Day) of each March, June, September and December of each taxable year, or such other dates as may be appropriate in light of tax payment requirements (each a “Tax Distribution Date”), an aggregate amount (the “Tax Distribution”) in cash equal to the excess, if any, of (i) the Company’s Tax Liability with respect to such taxable year over (ii) the amounts previously distributed pursuant to this Section 3.5(a) with respect to such taxable year. Notwithstanding the foregoing, Tax Distributions shall be made for only periods (or portions thereof) beginning on or after the Effective Date. For purposes of computing a Tax Distribution under this Section 3.5(a), salaries, bonuses and any other payments in the nature of compensation shall not be taken into account, other than as an expense of the Company.

(b) For purposes of this Section 3.5, the “Company’s Tax Liability” means, with respect to a taxable year (or portion thereof) beginning as of the first day of such taxable year (or portion thereof) and ending on the last day of the month immediately preceding the relevant Tax Distribution Date, the product of (i) the cumulative excess of taxable income over taxable losses of the Company for such taxable year (or portion thereof), calculated without regard to (A) any gain or loss attributable to or realized in connection with a sale of all or substantially all of the assets of the Company and (B) for clarity, any tax deductions or basis adjustments of any Member arising under Code Section 743, and (ii) the highest combined marginal federal, state and local tax rate then applicable (including any Medicare Contribution tax on net investment income) to an individual (or, if higher, to a corporation) resident in Tulsa, Oklahoma (assuming the maximum limitations on the use of deductions for state and local taxes). A final accounting for Tax Distributions shall be made for each taxable year after the taxable income or taxable loss of the Company has been determined for such taxable year, and the Company shall promptly thereafter make supplemental Tax Distributions (or future Tax Distributions will be reduced) to reflect any difference between estimates previously used in calculating the Company’s Tax Liability and the actual amounts so determined.

(c) Notwithstanding Section 3.5(a) or Section 3.5(d), if, on a Tax Distribution Date, (i) there are not sufficient funds in the Company (or any of its U.S. Subsidiaries that are disregarded entities for U.S. federal income tax purposes) to distribute the full amount of the relevant Tax Distribution otherwise to be made or (ii) any credit agreement or other debt documents to which the Company (or any of its Subsidiaries) is a party do not permit the Company to receive from such Subsidiaries or distribute to each Member the full amount of the Tax Distributions otherwise to be made to each such Member, then distributions pursuant to this Section 3.5 shall be made to the extent of the available funds.

(d) If (i) following an audit or examination, there is an adjustment that would affect the calculation of the Company’s taxable income or taxable loss for a given taxable year (or portion thereof) after the Effective Date or (ii) the Company files an amended tax return that has such effect, then the Company shall promptly recalculate the Company’s Tax Liability for the applicable period and, if the Company’s Tax Liability is increased thereby, make additional Tax Distributions (increased by an additional amount estimated to be sufficient to cover any interest or penalties that would be imposed on the Company if it were an individual (or, if higher, a corporation) resident in Tulsa, Oklahoma) to give effect to such adjustment or amended tax return.

(e) All Tax Distributions to the Members pursuant to this Section 3.5, or adjustments thereto, shall be made pro rata in proportion to the number of Common Units owned by each Member.

Section 3.6 Unvested Common Units. To the extent that any distribution, other than a Tax Distribution, is to be made to a Member in respect of any Unvested Common Unit, such distribution shall be set aside for such Member to be distributed to such Member at the time that such Common Unit ceases to be an Unvested Common Unit (or if, as provided in Section 2.2(c)(ii), any Unvested Common Unit has been Transferred pursuant to and in accordance with Article VIII, at such later time that the securities received in exchange therefor cease to be subject to the vesting, forfeiture, repurchase or similar provisions to which such Unvested Common Unit was subject). To the extent that such Unvested Common Unit shall be forfeited by or repurchased from such Member without having ceased to be an Unvested Common Unit, such distribution shall revert to the Company.

ARTICLE IV

ALLOCATIONS

Section 4.1 Allocations. After giving effect to the special allocations in Section 4.2, Net Income and Net Loss (and, if necessary, individual items of Income and Loss) shall be allocated annually (and at such other times as the Managing Member determines) to the Members in such manner that the Capital Account balance of each Member shall, to the greatest extent possible, be equal (proportionately) to the (a) amount that would be distributed to such Member if (i) the Company were to sell the assets of the Company for their Gross Asset Values, (ii) all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the Gross Asset Values of the assets securing such liability), (iii) the Company were to distribute the net proceeds of sale pursuant to Section 3.1, minus (b) such Member’s share of Company Minimum Gain or Member Minimum Gain, computed immediately prior to the hypothetical sale of assets.

Section 4.2 Regulatory Allocations.

(a) Loss attributable to Member Nonrecourse Debt shall be allocated in the manner required by Regulations Section 1.704-2(i). If there is a net decrease during a taxable year in Member Minimum Gain, Income for such taxable year (and, if necessary, for subsequent taxable years) shall be allocated to the Members in the amounts and of such character as is determined according to Regulations Section 1.704-2(i)(4). This Section 4.2(a) is intended to be a “partner nonrecourse debt minimum gain chargeback” provision that complies with the requirements of Regulations Section 1.704-2(i)(4), and shall be interpreted in a manner consistent therewith.

(b) Except as otherwise provided in Section 4.2(a), if there is a net decrease in Company Minimum Gain during any taxable year, each Member shall be allocated Income for such taxable year (and, if necessary, for subsequent taxable years) in the amounts and of such character as is determined according to Regulations Section 1.704-2(f). This Section 4.2(b) is intended to be a “minimum gain chargeback” provision that complies with the requirements of Regulations Section 1.704-2(f), and shall be interpreted in a manner consistent therewith.

(c) If any Member that unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) has an Adjusted Capital Account Deficit as of the end of any taxable year, computed after the application of Section 4.2(a) and Section 4.2(b), but before the application of any other provision of Section 4.1, Section 4.2 and Section 4.3, then Income for such taxable year shall be allocated to such Member in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This Section 4.2(c) is intended to be a “qualified income offset” provision as described in Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

(d) “Nonrecourse deductions” (as defined in Regulations Sections 1.704-2(b)(l) and (c)) shall be allocated among the Members pro rata in accordance with the number of Common Units owned by each of them.

(e) No Loss or Net Loss shall be allocated to a Member to the extent such allocation would cause or increase an Adjusted Capital Account Deficit for such Member. Instead, such Loss or Net Loss shall be allocated among the other Members in the same ratios that such other Members are allocated Net Loss for such year under Section 4.1.

(f) Income and Loss described in clause (d) of the definition of Gross Asset Value shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Regulations Section 1.704-1(b)(2)(iv)(m).

(g) The allocations set forth in Section 4.2(a) through Section 4.2(f) inclusive (the “Regulatory Allocations”) are intended to comply with certain requirements of Section 1.704-1(b) and 1.704-2 of the Regulations. The Regulatory Allocations may not be consistent with the manner in which the Members intend to allocate Income and Loss of the Company or to make Distributions. Accordingly, notwithstanding the other provisions of Section 4.1, Section 4.2 and Section 4.3, but subject to the Regulatory Allocations, items of Income and Loss of the Company shall be allocated among the Members so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Account balances of the Members to be in the amounts (or as close thereto as possible) they would have been if Income and Loss had been allocated without reference to the Regulatory Allocations. In general, the Members anticipate that this shall be accomplished by specially allocating other Income and Loss among the Members so that the net amount of Regulatory Allocations and such special allocations to each such Member is zero.

Section 4.3 Tax Allocations.

(a) The income, gains, losses and deductions of the Company shall be allocated for federal, state and local income tax purposes among the Members in accordance with the allocation of such income, gains, losses and deductions among the Members for purposes of computing their Capital Accounts; except that if any such allocation is not permitted by the Code or other applicable law, then the Company’s subsequent income, gains, losses and deductions for tax purposes shall be allocated among the Members so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

(b) Items of Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Members in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Gross Asset Value using such method or methods described in Regulations Section 1.704-3 as are selected by the Managing Member.

(c) If the Gross Asset Value of any Company asset is adjusted pursuant to the requirements of Regulations Section 1.704-1(b)(2)(iv)(e) or (f), subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c).

(d) Tax credits, tax credit recapture and any items related thereto shall be allocated to the Members according to their interests in such items as reasonably determined by the Managing Member taking into account the principles of Regulations Sections 1.704-1(b)(4)(ii). Any recapture of depreciation or any other items of deduction shall be allocated in accordance with Regulations Sections 1.1245-1(e) and 1.1254-5 to the Member that received the benefits of such depreciation or deduction.

(e) Allocations pursuant to this Section 4.3 are solely for the purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Income, Loss, Distributions or other Company items pursuant to any provision of this Agreement.

Section 4.4 Members’ Tax Reporting. The Members acknowledge and are aware of the income tax consequences of the allocations made pursuant to this Article IV and, except as may otherwise be required by applicable law or regulatory requirements, hereby agree to be bound by the provisions of this Article IV in reporting their shares of Company income, gain, loss, deduction and credit for federal, state and local income tax purposes.

Section 4.5 Withholding; Indemnification and Reimbursement for Payments on Behalf of a Member. Each Member shall, to the fullest extent permitted by law, indemnify and hold harmless the Company, the Managing Member and each other Person who is, or who is deemed to be, the responsible withholding agent for United States federal, state or local or foreign income tax purposes against all claims, liabilities and expenses of whatever nature relating to the Company’s, the Managing Member’s or such other Person’s obligation to withhold and to pay over, or otherwise to pay, any withholding or other taxes payable by the Company or any of its Affiliates with respect to such Member or as a result of such Member’s ownership of Common Units or participation in the Company. Each Member hereby authorizes the Company and the Managing Member on behalf of the Company to withhold and to pay over, or otherwise to pay, any withholding or other taxes determined by the Managing Member to be payable by the Company (pursuant to any provision of United States federal, state or local or foreign law) with respect to such Member or such Member’s Common Units or as a result of such Member’s participation in the Company. If and to the extent that the Company withholds and pays, or otherwise pays, any such withholding or other taxes with respect to a Member, such Member shall be deemed for all purposes of this Agreement to have received a distribution from the Company as of the time such withholding or other tax is paid (or, if earlier, required to be paid) with respect to such Member or such Member’s Common Units or such Member’s participation in the Company, and, to the extent such taxes exceed the amount that would otherwise be distributable to such Member, as a demand loan payable by the Member to the Company with interest at a 10% rate, compounded annually. The Managing Member may, in its discretion, either demand payment of the principal and accrued interest on such demand loan at any time, and enforce payment thereof by legal process, or may withhold from one or more distributions to a Member amounts sufficient to satisfy such Member’s obligations under any such demand loan. In the event that the Company receives a refund of taxes previously withheld, the economic benefit of such refund shall be apportioned among the Members in a manner reasonably determined by the Managing Member to offset the prior operation of this Section 4.5 in respect of such withheld taxes.

ARTICLE V

MANAGEMENT; RIGHTS AND DUTIES OF MEMBERS

Section 5.1 Managing Member: Delegation of Authority and Duties.

(a) The business, property and affairs of the Company shall be managed under the sole, absolute and exclusive direction of the Managing Member, which may from time to time delegate authority to officers (“Officers”) or to others to act on behalf of the Company. Without limiting the foregoing provisions of this Section 5.1(a), the Managing Member shall have the sole power to manage or cause the management of the Company, including, without limitation, the power and authority to effectuate the sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Company (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company) or the merger, consolidation, reorganization or other combination of the Company with or into another entity.

(b) No Member who is not also a Managing Member, in his or her or its capacity as such, shall participate in or have any control over the business of the Company. Except as expressly provided herein, the Common Units, other Equity Securities in the Company, or the fact of a Member’s admission as a member of the Company do not confer any rights upon the Members to participate in the management of the affairs of the Company. Except as expressly provided herein, no Member who is not also a Managing Member shall have any right to vote on any matter involving the Company, including with respect to any merger, consolidation, combination or conversion of the Company, or any other matter with respect to which a Member might otherwise have the ability to vote or consent under the Act, at law, in equity or otherwise. The conduct, control and management of the Company shall be vested exclusively in the Managing Member. In all matters relating to or arising out of the conduct of the operation of the Company, the decision of the Managing Member shall be the decision of the Company. Except as required by law, or expressly provided in Section 5.1(c) or by separate agreement with the Company, no Member who is not also a Managing Member (and acting in such capacity) shall take any part in the management or control of the operation or business of the Company in its capacity as a Member, nor shall any Member who is not also a Managing Member (and acting in such capacity) have any right, authority or power to act for or on behalf of or bind the Company in his or her or its capacity as a Member in any respect or assume any obligation or responsibility of the Company or of any other Member.

(c) The Company may employ one or more Members from time to time, and such Members, in their capacity as employees or agents of the Company (and not, for clarity, in their capacity as Members of the Company), may take part in the control and management of the business of the Company to the extent such authority and power to act for or on behalf of the Company has been delegated to them by the Managing Member. To the fullest extent permitted by applicable law, the Managing Member shall have the power and authority to delegate to one or more other Persons the Managing Member’s rights and powers to manage and control the business and affairs of the Company, including to delegate to Members, agents and employees of a Member or the Company (including Officers), and to delegate by a management agreement or another agreement with, or otherwise to, other Persons. The Managing Member may authorize any Person (including any Member or Officer) to enter into and perform any document on behalf of the Company.

Section 5.2 Officers.

(a) The Managing Member may, from time to time, employ and retain Persons as may be necessary or appropriate for the conduct of the Company’s business, including employees, agents and other Persons (any of whom may be a Member) who may be designated as Officers of the Company, with such titles as and to the extent authorized by the Managing Member. Any number of offices may be held by the same Person. In its discretion, the Managing Member may choose not to fill any office for any period as it may deem advisable. Officers need not be residents of the State of Oklahoma or Members. Any Officers so designated shall have such authority and perform such duties as the Managing Member may from time to time delegate to them. Each Officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. The salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Managing Member. Designation of an Officer shall not of itself create any employment rights.

(b) Any Officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Managing Member. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. All employees, agents and Officers shall be subject to the supervision and direction of the Managing Member and may be removed, with or without cause, from such office by the Managing Member and the authority, duties or responsibilities of any employee, agent or Officer of the Company may be suspended by or altered the Managing Member from time to time, in each case in the sole discretion of the Managing Member.

(c) The Officers, in the performance of their duties as such, shall owe to the Company duties of loyalty and due care of the type owed by officers of a Delaware corporation pursuant to the laws of the state of Delaware.

Section 5.3 Exculpation. Except as provided in this Agreement, in the Articles, in a separate written agreement with the Company or as required under the Act, no Member, Officer, employee or other agent of the Company will be personally liable for the debts, obligations or liabilities of the Company, whether that liability arises in contract, tort, or otherwise. No Member, Officer, employee or other agent of the Company will be liable in damages or otherwise to the Company or any other Member for any loss or damage incurred by reason of any act or omission performed or omitted by such Member or Officer in Good Faith either on behalf of the Company or in furtherance of the interests of the Company, and performed or omitted in a manner reasonably believed by such Person to be within the scope of the authority granted by this Agreement, by law or by the consent of the Managing Member, provided such Person was not guilty of gross negligence or willful misconduct with respect to such act or omission.

Section 5.4 Indemnification. To the fullest extent permitted by law, the Company will indemnify and hold harmless each of the Members, Officers, employees or other agents who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of any act or omission or alleged act or omission arising out of such Person’s activities as a Member, Officer, employee or other agent or otherwise on behalf of the Company if such activities were performed or omitted in Good Faith either on behalf of the Company or in furtherance of the interests of the Company, and were performed or omitted in a manner reasonably believed by such Person to be within the scope of the authority conferred by this Agreement, by law or by the Managing Member, against losses, damages or expenses for which such Person has not otherwise been reimbursed (including, without limitation, attorneys and accountant fees and expenses, judgment fines and amounts paid in settlement), actually and reasonably incurred by such Person in connection with such action, suit or proceeding, so long as such Person was not guilty of gross negligence or willful misconduct with respect to such act or omission. Expenses, including attorneys’ fees and expenses, incurred by any such indemnified Person in defending a proceeding as to which it is entitled to indemnification hereunder (as reasonably determined by the Managing Member) shall be paid by the Company periodically in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company. Notwithstanding anything contained herein to the contrary, any indemnity by the Company relating to the matters covered in this Section 5.4 shall be provided and satisfied out of and to the extent of Company assets only. The right to indemnification and the advancement of expenses conferred in this Section 5.4 shall not be exclusive of any other right which any such Person may have or hereafter acquire under any agreement, law or otherwise. If this Section 5.4 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each such indemnified Person pursuant to this Section 5.4 to the fullest extent permitted by any applicable portion of this Section 5.4 that shall not have been invalidated.

Section 5.5 Insurance. The Company shall have the power to purchase and maintain insurance on behalf of any Member, Officer, employee or other agent of the Company against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status as a Member, Officer, employee or other agent of the Company, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of Section 5.4 or under applicable law.

Section 5.6 Investment Representations of Members. Each Member hereby represents, warrants and acknowledges to the Company that:

(a) such Member has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and is making an informed investment decision with respect thereto;

(b) such Member is acquiring interests in the Company for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof;

(c) the execution, delivery and performance of this Agreement have been duly authorized by such Member;

(d) such Member has executed and provided the Company properly completed copies of IRS Form W-8 or W-9, as applicable, which are valid as of the Effective Date (with respect to Members as of the Effective Date) or as of the date that an Additional Member or Substituted Member becomes a Member (with respect to Additional Members and Substituted Members), and will promptly provide any additional information or documentation requested by the Managing Member relating to tax matters (including any information reasonably requested in connection with ensuring compliance under Code Sections 1471 through 1474) (and if any such information or documentation previously provided becomes incorrect or obsolete, such Member will promptly notify the Managing Member and provide updated information and documentation);

(e) such Member is not a disregarded entity for U.S. federal income tax purposes and is acquiring its Common Units for its own account and is the sole beneficial owner thereof for U.S. federal income tax purposes;

(f) either (i) such Member is not, for U.S. federal income tax purposes, a partnership, trust, estate or “S Corporation” as defined in the Code (in each case, a “Pass-Through Entity”) or (ii) such Member is, for U.S. federal income tax purposes, a Pass-Through Entity and, within the meaning of Regulations Section 1.7704-1, (A) it is not a principal purpose of the use of the tiered arrangement involving such Member to permit the Company to satisfy the 100-partner limitation described in Regulations Section 1.7704-1(h)(1)(ii) or (B) at no time during the term of the Company will substantially all of the value of a beneficial owner’s interest in such Member (directly or indirectly) be attributable to such Member’s ownership of its Common Units, and such Member has not transferred and will not transfer its Common Units on or through (1) an established securities market or (2) a secondary market or the substantial equivalent thereof, all within the meaning of Code Section 7704(b); and

(g) such Member’s taxable year-end is December 31 or has been otherwise indicated to the Managing Member in writing.

Section 5.7 Certain Costs and Expenses. The Company shall (a) pay (or cause to be paid) all costs, fees, operating expenses and other expenses of the Company (including the costs, fees and expenses of attorneys, accountants or other professionals and the compensation of all personnel providing services to the Company) incurred in pursuing and conducting, or otherwise related to, the activities of the Company and (b) pay (or cause to be paid) and/or reimburse the Managing Member for all costs, fees, operating expenses and other expenses of the Managing Member (including, without suggesting any limitation of any kind, costs of securities offerings not borne directly by Members, board of directors compensation and meeting costs, cost of periodic reports to its stockholders, litigation costs and damages arising from litigation, accounting and legal costs and franchise taxes); provided, however, that, the Company shall not pay or bear any income tax obligations of the Managing Member).

ARTICLE VI

TAX MATTERS

Section 6.1 Preparation of Tax Returns. The Tax Matters Member shall arrange for the preparation and timely filing of all returns required to be filed by the Company. As promptly as practicable after the end of each Fiscal Year, the Managing Member shall cause the Company to provide to each Member a Schedule K-1 for such Fiscal Year. Additionally, the Managing Member shall cause the Company to provide on a timely basis to each Member, to the extent commercially reasonable and available to the Company without undue cost, any information reasonably required by the Member to prepare, or in connection with an audit of, such Member’s income tax returns.

Section 6.2 Tax Elections. The taxable year shall be the Fiscal Year unless the Managing Member shall determine otherwise in compliance with applicable laws. The Tax Matters Member shall determine whether to make or revoke any available election pursuant to the Code; provided that the Tax Matters Member shall cause the Company to make and to maintain and keep in effect at all times, in accordance with Code Sections 734, 743 and 754 and applicable Regulations and comparable state law provisions, an election to adjust tax basis in the event (a) any Common Unit is Transferred in accordance with this Agreement (including the purchase by ECI of Common Units from the Members (other than the Managing Member) in connection with the IPO) or (b) any Company property is distributed to any Member. Each Member will upon request supply any information necessary to give proper effect to any tax elections. Notwithstanding the foregoing, no election shall be made to treat the Company as a corporation for tax purposes and the Managing Member agrees not to take any action to treat the Company as a corporation for tax purposes.

Section 6.3 Tax Controversies. The Managing Member is hereby designated as the Tax Matters Member and is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services reasonably incurred in connection therewith. Each Member agrees to cooperate reasonably with the Company and to do or refrain from doing any or all things reasonably requested by the Company with respect to the conduct of such proceedings. The Tax Matters Member shall keep the Members reasonably informed of the progress of any examinations, audits or other proceedings, and shall provide the Members with information on a full and timely basis.

Section 6.4 Tax Allocations. All matters concerning allocations for United States federal, state, and local and non-United States income tax purposes, including accounting procedures, not expressly provided for by the term of this Agreement shall be determined in Good Faith by the Managing Member.

Section 6.5 Fiscal Year. The Fiscal Year of the Company shall end on December 31 unless otherwise determined by the Managing Member in its sole discretion in accordance with Code Section 706.

Section 6.6 Books and Records; Fiscal Year. The Company shall maintain the Company’s books and records at its principal office. Such books will be kept on such method of accounting as the Managing Member may select. The Company’s accounting period will be the Fiscal Year, unless and until changed by the Managing Member. The books and records of the Company shall reflect all the Company transactions and shall be appropriate and adequate for the Company’s business, including without limitation:

(a) a current list in alphabetical order of the full name and last known business street address of each Member;

(b) a copy of the certified Articles and all amendments to it, together with executed copies of any powers of attorney pursuant to which any amendment has been executed;

(c) copies of the Company’s federal, state and local income tax returns and reports, if any, for the three (3) most recent years;

(d) a copy of this Agreement; and

(e) any other documents or records required to be maintained under the Act.

Section 6.7 Reports. The Company will close the books of account promptly after the close of each Fiscal Year and will prepare and send to each Member a statement of such Member’s distributive share of income and expense for federal income tax reporting purposes.

ARTICLE VII

TRANSFER OF UNITS; SUBSTITUTE MEMBERS; REGISTRATION RIGHTS

Section 7.1 Restrictions on Transfers. Other than as provided for below in this Section 7.1, no Member may Transfer all or any portion of its Membership Interest except with the written consent of the Managing Member, which may be granted or withheld in its sole discretion. Without the consent of the Managing Member (but otherwise in compliance with this Section 7.1), a Member may, at any time, (a) Transfer all or any portion of such Member’s Membership Interest pursuant to Article VIII or (b) Transfer all or any portion of such Member’s Membership Interest to a Permitted Transferee of such Member, provided that such Member Transfers an equivalent number of shares of Class B Common Stock to such Permitted Transferee. Any purported Transfer of all or any portion of a Member’s Membership Interest not complying with this Section 7.1 shall be void ab initio and shall not create any obligation on the part of the Company or the other Members to recognize the purported Transfer or to recognize the Person to which the Transfer purportedly was made as a Member, Assignee or Transferee. A Person acquiring a Member’s Membership Interest in accordance with this Section 7.1 shall not be admitted as a Substituted Member or Additional Member except upon satisfaction of the conditions set forth in Section 7.2, but such Person shall, to the extent of the Membership Interest transferred to it, be entitled to such Member’s (i) share of Distributions, (ii) share of profits and losses, including Net Profits and Net Losses and (iii) Capital Account in accordance with Section 2.3. Notwithstanding anything in this Section 7.1 or elsewhere in this Agreement to the contrary, if a Member Transfers all or any portion of its Membership Interest after the designation of a record date and declaration of a distribution pursuant to Section 3.1 and before the payment date of such distribution, the transferring Member (and not the Person acquiring all or any portion of its Membership Interest) shall be entitled to receive such distribution in respect of such transferred Membership Interest.

Section 7.2 Recognition of Transfer; Substituted and Additional Members.

(a) No direct or indirect Transfer of all or any portion of a Member’s Membership Interest may be made, and no purchaser, assignee, transferee or other recipient of all or any part of such Membership Interest shall be admitted to the Company as a Substituted Member or Additional Member hereunder, if:

(i) such Transfer is made to any Person who lacks the legal right, power or capacity to own such Membership Interest;

(ii) such Transfer (together with prior Transfers) would pose a material risk that the Company would be a “publicly traded partnership” as defined in Code Section 7704;

(iii) such Transfer would require the registration of such Transferred Membership Interest pursuant to any applicable United States federal or state securities laws (including, without limitation, the Securities Act or the Exchange Act);

(iv) such Transfer would cause any portion of the assets of the Company to become “plan assets” of any “benefit plan investor” within the meaning of regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations as modified by Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended from time to time; or

(v) to the extent requested by the Managing Member, the Managing Member shall not have received the opinion of counsel, if any, required by Section 7.2(c) in connection with such Transfer.

In addition, notwithstanding any contrary provision in this Agreement, to the extent the Managing Member determines that the Company (or Common Units or other interests in the Company) do not (or are not reasonably expected to) meet the requirements of Regulation Section 1.7704-1(h), the Managing Member may impose such restrictions on the Transfer of Common Units or other interests in the Company as the Managing Member may determine to be necessary or advisable to avoid any material risk that the Company could be treated as a publicly traded partnership under Code Section 7704.

(b) Each Substituted Member and Additional Member shall be bound by all of the provisions of this Agreement. Each Substituted Member and Additional Member, as a condition to its admission as a Member, shall execute and acknowledge such instruments (including a counterpart of this Agreement or a joinder agreement in customary form), in form and substance reasonably satisfactory to the Managing Member, as the Managing Member reasonably deems necessary or desirable to effectuate such admission and to confirm the agreement of such Substituted Member or Additional Member to be bound by all the terms and provisions of this Agreement with respect to the Membership Interest acquired by such Substituted Member or Additional Member. The admission of a Substituted Member or Additional Member shall not require the consent of any Member other than the Managing Member (if and to the extent such consent of the Managing Member is expressly required by this Article VIII). As promptly as practicable after the admission of a Substituted Member or Additional Member, the books and records of the Company and the Schedule of Members shall be revised to reflect such admission.

(c) As a further condition to any Transfer of all or any part of a Member’s Membership Interest, other than Transfers pursuant to Article VIII, the Managing Member may, in its discretion, require a written opinion of counsel to the transferring Member (which counsel is reasonably satisfactory to the Managing Member), which opinion shall be obtained at the sole expense of the transferring Member and shall be reasonably satisfactory in form and substance to the Managing Member, as to such matters as are customary and appropriate in transactions of this type, including, without limitation (or, in the case of any Transfer made to a Permitted Transferee, limited to an opinion) to the effect that such Transfer will not result in a violation of the registration or other requirements of the Securities Act or any other federal or state securities laws. No such opinion, however, shall be required in connection with a Transfer made pursuant to Article VIII.

Section 7.3 Expense of Transfer; Indemnification. All reasonable costs and expenses incurred by the Managing Member and the Company in connection with any Transfer of a Member’s Membership Interest, including any filing and recording costs and the reasonable fees and disbursements of counsel for the Company, shall be paid by the transferring Member. In addition, the transferring Member hereby indemnifies the Managing Member and the Company against any losses, claims, damages or liabilities to which the Managing Member, the Company or any of their Affiliates may become subject arising out of or based upon any false representation or warranty made by, or breach or failure to comply with any covenant or agreement of, such transferring Member or such transferee in connection with such Transfer.

Section 7.4 Additional Requirements. Notwithstanding any contrary provision in this Agreement, for the avoidance of doubt, the Managing Member may impose such vesting requirements, forfeiture provisions, Transfer restrictions, minimum retained ownership requirements or other similar provisions with respect to any interests in the Company that are outstanding as of the date of this Agreement or are created hereafter, with the written consent of the holder of such interests in the Company. Such requirements, provisions and restrictions need not be uniform among holders of interests in the Company and may be waived or released by the Managing Member in its sole discretion with respect to all or any portion of the interests in the Company owned by any one or more Members or Assignees at any time and from time to time.

Section 7.5 Registration Rights. The Members shall have registration rights as and to the extent set forth in the Registration Rights Agreement dated on or about the date hereof among ECI and certain of the Members entered into in connection with the IPO (the “Registration Rights Agreement”).

ARTICLE VIII

EXCHANGE

Section 8.1 General. Subject to adjustment as set forth in Section 8.9, each Member (other than the Managing Member) shall be permitted, at any time and from time to time after the expiration or earlier termination of the Lock-Up Period (as that term is defined in the Registration Rights Agreement), to exchange one or more Common Units together with an equivalent number of shares of Class B Common Stock, as such number may be adjusted equitably for any stock split, stock dividend or reverse stock split of the Class B Common Stock, for a like number of fully paid and non-assessable shares of Class A Common Stock or, if ECI so elects, the Cash Amount contemplated by Section 8.10 (an “Exchange”); provided, however, that, from time to time during the Restricted Exchange Period, a Member (other than a Founder Entity), together with any Permitted Transferees of such Member, may not exercise rights of Exchange with respect to an aggregate number of Common Units (and equivalent number of shares of Class B Common Stock) that exceeds such Member’s Exchange Allowance in effect at such time. An Assignee shall have rights to effect an Exchange as though such Assignee was a Member.

Section 8.2 Exchange Notice. In order to exercise rights of Exchange as provided for under Section 8.1, the exchanging Member shall present and surrender to the Managing Member the certificate or certificates representing the Common Units and shares of Class B Common Stock to be exchanged (in each case, if certificated), during usual business hours at the principal executive offices of the Managing Member, accompanied by written notice in the form attached hereto as Exhibit B (the “Exchange Notice”) stating that the exchanging Member elects to exchange the number of Common Units and shares of Class B Common Stock specified in such notice (represented by such surrendered certificate or certificates, if applicable) and, if the shares of Class A Common Stock to be received are to be issued other than in the name of the exchanging Member, specifying the name(s) of the Person(s) in whose name or on whose order the shares of Class A Common Stock are to be issued. The Member seeking to Exchange shall represent in the Exchange Notice that such Member owns the Common Units and shares of Class B Common Stock to be delivered at the Closing of the Exchange pursuant to Section 8.3, free and clear of all Liens, except as set forth therein, and, if there are any Liens identified in the Exchange Notice, such Member shall covenant that such Member will deliver at the applicable Closing evidence reasonably satisfactory to ECI that all such Liens have been released. An Exchange Notice may be revoked or modified at any time prior to consummation of the Exchange in the discretion of the Member seeking to Exchange, including at any such time after which ECI provides a notice of Cash Exchange to such Member as provided in Section 8.9. The Managing Member may adopt policies and procedures for the administration of Exchanges in addition to those set forth herein, which policies and procedures may include limitations on Members’ ability to Exchange other than in specified periods.

Section 8.3 Closing.

(a) If an Exchange Notice has been delivered pursuant to Section 8.2, then as promptly as practicable after receipt of the Exchange Notice, the parties shall effect the closing of the transactions contemplated by this Article VIII (the “Closing”) at the executive offices of the Managing Member, or at such other time, at such other place, and in such other manner, as the applicable parties to such Exchange shall agree in writing. The date on which a Closing of an Exchange shall occur is the “Closing Date” with respect to such Exchange.

(b) No Exchange in which the shares of Class A Common Stock are to be issued other than in the name of the Exchanging Member shall be permitted (and, if attempted, shall be void ab initio) if, in the Good Faith determination of the Managing Member, such Exchange would not comply with the conditions to Transfer set forth in Section 7.2(a).

(c) Notwithstanding anything to the contrary in this Article VIII, during a Blackout Period (as defined below), the Managing Member, in its sole discretion, shall have the right to prohibit any Member from effecting an Exchange and the Managing Member and the Company shall have the right to delay or suspend any Exchange (whether such Exchange will result in the issuance of shares of Class A Common Stock or the payment of a Cash Amount). For purposes of this Section 8.3(c):

(i) “Blackout Period” means any time period (A) that is not an Open Window (as defined below), (B) during which the Managing Member is in possession of material non-public information and has determined in Good Faith that the disclosure of such information would not be in the best interests of the Managing Member or (C) during which both (1) the registration statement contemplated by Section 2.4 of the Registration Rights Agreement is not effective or is otherwise unavailable and (2) the exchanging Member would not be able to sell the Class A Common Stock it receives in the Exchange under Rule 144 promulgated under the Securities Act; provided that any such Blackout Period shall expire on the first date on which no circumstances set forth in clauses (A), (B) and (C), in the Managing Member’s sole discretion, continue to exist; and

(ii) “Open Window” means any period during which, in the discretion of the Managing Member, (A) the directors and executive officers of the Managing Member are permitted to trade securities of the Managing Member under the Managing Member’s insider trading policy and (B) the Managing Member is not in possession of material non-public information.

Section 8.4 Closing Condition. The obligations of the parties to consummate an Exchange pursuant to this Article VIII shall be subject to the conditions that there shall be no injunction, restraining order or decree of any nature of any Governmental Entity that is then in effect that restrains or prohibits the Exchange of Common Units.

Section 8.5 Closing Deliveries. At each Closing, the Company, the Managing Member and each Member that has submitted an Exchange Notice in respect of such Closing shall deliver the following:

(a) each such Member shall deliver an instrument of transfer in form reasonably satisfactory to the Managing Member, sufficient to transfer to ECI the number of Common Units and shares of Class B Common Stock set forth in the Exchange Notice of such Member;

(b) if applicable, each such Member shall deliver evidence reasonably satisfactory to ECI and the Managing Member that all Liens on the Common Units and shares of Class B Common Stock surrendered by such Member pursuant to this Section 8.5 have been released; and

(c) the Managing Member shall deliver to each such Member a certificate issued in the name of such Member representing a number of shares of Class A Common Stock equal to the number of Common Units such Member elected to Exchange.

Section 8.6 Expenses. Each party to an Exchange or a Closing shall bear such party’s own expenses in connection with such Exchange or Closing, whether or not such Exchange is ultimately consummated.

Section 8.7 Termination of Membership; Cancellation and Registration of Common Units. Upon consummation of each Closing contemplated by this Article VIII, each Common Unit exchanged at such Closing shall thereafter be registered in the name of ECI, and the Managing Member shall modify the books and records of the Company to reflect such Transfer. In the event that, as a result of an Exchange, a Member shall cease to hold any Common Units, such Member shall cease to be a “member” of the Company for any purpose under this Agreement or the Act.

Section 8.8 Tax Treatment. As required by the Code and the Regulations: (a) the parties shall report an Exchange consummated hereunder as a taxable sale of Common Units by a Member to ECI (in conjunction with an associated cancellation of shares of Class B Common Stock) and (b) no party shall take a contrary position on any income tax return, amendment thereof or communication with a taxing authority.

Section 8.9 Adjustment. In the event that the outstanding shares of Class A Common Stock are converted into another class or series of stock of ECI, then each Member otherwise entitled to effect an Exchange pursuant to Section 8.1 shall, instead of receiving shares of Class A Common Stock, receive upon such Exchange the amount of such other class or series of stock of ECI that such Member would have received if the Exchange had occurred immediately before the effective date of such event and the shares of Class A Common Stock received by such Member had been converted into the new class or series.

Section 8.10 Cash Exchange. Notwithstanding anything to the contrary in Section 8.1 through Section 8.9, ECI may, in its sole and absolute discretion, elect to deliver an amount of cash in lieu of some or all of the shares of Class A Common Stock otherwise deliverable to a Member at the Closing of an Exchange (a “Cash Exchange”). The amount of cash to be paid in a Cash Exchange (the “Cash Amount”) shall be equal to the product obtained by multiplying (a) the Class A Fair Market Value (as defined below) on the date that the Exchange Notice is delivered to the Company, by (b) the aggregate number of shares of Class A Common Stock for which the Cash Exchange has been elected. If ECI elects a Cash Exchange with respect to all or a portion of the shares of Class A Common Stock otherwise deliverable to a Member at the Closing of an Exchange pursuant to this Section 8.11, the Company shall give written notice thereof to such exchanging Member on or before the close of business three days prior to the Closing, and the number of shares of Class A Common Stock to be delivered in the Exchange pursuant to Section 8.1 through Section 8.9 shall be correspondingly reduced. As provided in Section 8.2, upon receipt of such notice of Cash Exchange, and prior to the consummation of the Exchange, the Member may in its discretion, revoke or modify its Exchange Notice. “Class A Fair Market Value” means, on the any date of determination, the volume weighted average sale price per share of Class A Common Stock on the New York Stock Exchange on such date, or if the Class A Common Stock is not listed on the New York Stock Exchange, on the principal national securities exchange on which the Class A Common Stock is then listed or, if the Class A Common Stock is not listed on a national securities exchange, an automated quotation system on which the Class A Common Stock is then listed or authorized for quotation, in each case as reported by Bloomberg Financial Markets (or any successor thereto) through its “Volume at Price” functions and ignoring any block trades (which, for purposes of this definition means any transfer of more than 100,000 shares (subject to adjustment to reflect stock dividends, stock splits, stock combinations and other similar events)), and if the Class A Common Stock is not then listed on a national securities exchange or authorized for quotation on an automated quotation system, the Fair Market Value of one (1) share of Class A Common Stock.

Section 8.11 Mandatory Exchange. The Managing Member may require all Members holding Common Units to exchange all Common Units and shares of Class B Common Stock held by them for shares of Class A Common Stock (subject to a Cash Exchange) pursuant to Section 8.1 with the consent of each Founder Entity that is a Member.

ARTICLE IX

DISSOLUTION AND LIQUIDATION; WITHDRAWAL

Section 9.1 Dissolution. The Company shall not be dissolved by the admission of Additional Members or Substituted Members. The Company shall be dissolved and its affairs shall be wound up upon the first to occur of any of the following events:

(a) an election by the Managing Member to dissolve, wind up or liquidate the Company;

(b) the entry of a decree of judicial dissolution of the Company under Section 2038 of the Act; or

(c) at any time there are no members of the Company, unless the Company is continued in accordance with the Act.

Except as otherwise set forth in this Section 9.1, the Company is intended to have perpetual existence.

Section 9.2 Liquidation and Termination.

(a) On the dissolution of the Company, the Managing Member shall act as liquidator or (in its sole discretion) may appoint one (1) or more representatives, Members or other Persons as liquidator(s). The liquidators shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidators shall continue to operate the Company with all of the power and authority of the Managing Member. The steps to be accomplished by the liquidators are as follows:

(i) the liquidators shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidators may reasonably determine); and

(ii) after payment or provision for payment of all of the Company’s liabilities has been made in accordance with Section 9.1, all remaining assets of the Company shall be distributed in accordance with Article III.

Section 9.3 Complete Distribution. The distribution to a Member in accordance with the provisions of Section 3.1 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its interest in the Company and all the Company’s property and constitutes a compromise to which all Members have consented within the meaning of the Act.

Section 9.4 Articles of Dissolution. On completion of the distribution of Company assets as provided herein, the Managing Member (or such other Person or Persons as the Act may require or permit) shall file articles of dissolution with the Secretary of State of the State of Oklahoma, cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate the Company. The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 9.4.

Section 9.5 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 9.2 to minimize any losses otherwise attendant upon such winding up.

Section 9.6 Return of Capital. The liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Members (it being understood that any such return shall be made solely from Company assets).

Section 9.7 HSR Act. Notwithstanding any other provision in this Agreement, in the event that the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) is applicable to any Member by reason of the fact that any assets of the Company shall be distributed to such Member in connection with the dissolution of the Company, the dissolution of the Company shall not be consummated until such time as the applicable waiting periods (and extensions thereof) under the HSR Act have expired or otherwise been terminated with respect to each such Member.

Section 9.8 Member Withdrawal. No Member shall have the power or right to withdraw or otherwise resign from the Company prior to the dissolution and winding up of the Company, except pursuant to a Transfer permitted under this Agreement.

ARTICLE X

GENERAL PROVISIONS

Section 10.1 Power of Attorney. Each Member hereby constitutes and appoints the Managing Member and the liquidators, with full power of substitution, as his, her or its true and lawful agent and attorney-in-fact, with full power and authority in his, her or its name, place and stead, to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices:

(a) this Agreement, all certificates and other instruments and all amendments thereof in accordance with the terms hereof that the Managing Member deems appropriate or necessary to form, qualify or continue the qualification of, the Company as a limited liability company in the State of Oklahoma and in all other jurisdictions in which the Company may conduct business or own property;

(b) all instruments that the Managing Member deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms;

(c) all conveyances and other instruments or documents that the Managing Member or the liquidators deem appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; and

(d) all instruments relating to the admission, withdrawal or substitution of any Member.

The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Member and the Transfer of all or any portion of his, her or its Common Units and shall extend to such Member’s heirs, successors, assigns and personal representatives.

Section 10.2 Amendments.

(a) This Agreement may be amended, supplemented, waived or modified by the written consent of the Managing Member in its sole discretion without the approval of any other Member or other Person; provided, however, that, except as otherwise provided herein, no amendment may materially and adversely affect the rights of a holder of Common Units, as such, other than on a pro rata basis with other holders of Common Units of the same class, without the consent of such holder (or, if there is more than one such holder that is so affected, without the consent of a majority of such affected holders in accordance with their holdings of Common Units); provided further, however, that notwithstanding the foregoing, the Managing Member may, without the written consent of any other Member or any other Person, amend, supplement, waive or modify any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(i) any amendment, supplement, waiver or modification that the Managing Member determines to be necessary or appropriate in connection with the creation, authorization or issuance of any class of Common Units or other Equity Securities in the Company or other Company securities in accordance with this Agreement;

(ii) the admission, substitution, withdrawal or removal of Members in accordance with this Agreement;

(iii) a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company;

(iv) any amendment, supplement, waiver or modification that the Managing Member determines in its sole discretion to be necessary or appropriate to address changes in U.S. federal income tax regulations, legislation or interpretation; or

(v) a change in the Fiscal Year or taxable year of the Company and any other changes that the Managing Member determines to be necessary or appropriate as a result of a change in the Fiscal Year or taxable year of the Company, including a change in the dates on which distributions are to be made by the Company;

provided further, that the books and records of the Company shall be deemed amended from time to time to reflect the admission of a new Member, the withdrawal or resignation of a Member, the adjustment of the Common Units or other interests in the Company resulting from any issuance, Transfer or other disposition of Common Units or other interests in the Company, in each case that is made in accordance with the provisions hereof. If an amendment has been approved in accordance with this Agreement, such amendment shall be adopted and effective with respect to all Members. Upon obtaining such approvals as may be required by this Agreement, and without further action or execution on the part of any other Member or other Person, any amendment to this Agreement may be implemented and reflected in a writing executed solely by the Managing Member and the other Members shall be deemed a party to and bound by such amendment.

(b) Notwithstanding the foregoing, in addition to any other consent that may be required, the consent of each Founder Entity that holds a number of Common Units that is five percent (5%) or more of the number of Common Units outstanding immediately following the closing of the IPO and the related purchase of Common Units by the Managing Member with the net proceeds therefrom (such number to be adjusted for any subdivision or combination of the Common Units effected after the closing of the IPO) (the “Special Consent Right”) shall be required for any amendment of this Agreement (or the rights of the Common Units in connection with the authorization or issuance of any other Common Units or Equity Securities of the Company) that:

(i) reduces the right of any Member to receive Tax Distributions other than on a pro rata basis with a reduction in taxable income allocable to such Member and other holders of Common Units of the same class;

(ii) precludes or limits the rights of any Member to exercise its respective rights under Article VIII;

(iii) requires any Member to make a Capital Contribution (including as a condition to maintaining any rights necessary to permit such Member to exercise its respective rights under Article VIII);

(iv) materially increases the obligations of any Member under this Agreement; or

(v) results in the Company being treated as a corporation for tax purposes.

(c) No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 10.3 Remedies. Each Member shall have all rights and remedies set forth in this Agreement and all rights and remedies that such Person has been granted at any time under any other agreement or contract and all of the rights that such Person has under any applicable law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security) to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by applicable law.

Section 10.4 Successors and Assigns. All covenants and agreements contained in this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective Successors in Interest; provided that no Person claiming by, through or under a Member (whether as such Member’s Successor in Interest or otherwise), as distinct from such Member itself, shall have any rights as, or in respect to, a Member (including the right to approve or vote on any matter or to notice thereof).

Section 10.5 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 10.6 Counterparts. This Agreement may be executed simultaneously in two or more separate counterparts, any one of which need not contain the signatures of more than one party, but each of which shall be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

Section 10.7 Applicable Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Oklahoma, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Oklahoma or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Oklahoma. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the federal and state courts of the State of Oklahoma in the event any dispute arises out of this Agreement or any transaction or other agreement contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any transaction or other agreement contemplated hereby in any court other than the federal and state courts of the State of Oklahoma and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any transaction or other agreement contemplated hereby.

Section 10.8 Addresses and Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made when (a) delivered personally to the recipient, (b) sent by facsimile to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if sent by facsimile before 5:00 p.m. New York time on a Business Day, and otherwise on the next Business Day, or (c) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the address for such recipient set forth on the Schedule of Members, or in the Company’s books and records, or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Any notice to the Managing Member or the Company shall be deemed given if received by the Managing Member at the principal office of the Company designated pursuant to Section 1.5.

Section 10.9 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Company profits, losses, Distributions, capital or property other than as a secured creditor.

Section 10.10 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

Section 10.11 Further Action. The parties agree to execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 10.12 Entire Agreement. This Agreement, the other Transaction Documents, those documents expressly referred to herein and other documents dated as of the Effective Date related to the subject matter hereof embody the complete agreement and understanding among the parties hereto and supersede and preempt any prior understandings, agreements or representations by or among the parties hereto, written or oral, that may have related to the subject matter hereof in any way.

Section 10.13 Delivery by Facsimile or Email. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or email with scan or facsimile attachment, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.

Section 10.14 Spousal Consent. Each Member who is an individual and is married has caused such Person’s spouse to execute and deliver a Spousal Consent and Proxy in substantially the form of Exhibit C.

ARTICLE XI

DEFINITIONS

Section 11.1 Certain Definitions. Unless the context otherwise requires, the following terms shall have the following meanings for purposes of this Agreement:

“Act” means the Oklahoma Limited Liability Company Act as set forth in Title 18, Section 2000, et. seq., of the Oklahoma Statutes.

“Additional Member” means any Person that has been admitted to the Company as a Member after the Effective Date pursuant to Section 2.2(b) by virtue of having received its Membership Interest from the Company and not from any other Member or Assignee.

“Adjusted Capital Account Deficit” means, with respect to any Person’s Capital Account as of the end of any taxable year, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Capital Account balance shall be (a) reduced for any items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) and (b) increased for any amount such Person is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Regulations Sections 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i) (relating to minimum gain).

“Affiliate” when used with reference to another Person means any Person (other than the Company), directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such other Person. An entity is an Affiliate for purposes of this definition only for such periods as the requisite control relationship is maintained. In addition, Affiliates of a Member shall include all its directors, managers, officers in their capacities as such, except that this sentence shall not apply to the use of Affiliate in the definition of “Change in Control.”

“Assignee” means any Transferee to which a Member or another Assignee has Transferred all or a portion of its interest in the Company in accordance with the terms of this Agreement, but that is not a Member.

“Bankruptcy” means, with respect to any Person, the occurrence of any of the following events:

(a) the filing of an application by such Person for, or a consent to, the appointment of a trustee or custodian of such Person’s assets;

(b) the filing by such Person of a voluntary petition in bankruptcy or the seeking of relief under Title 11 of the United States Code, as now constituted or hereafter amended, or the filing of a pleading in any court of record admitting in writing such Person’s inability to pay its debts as they become due;

(c) the failure of such Person to pay its debts as such debts become due;

(d) the making by such Person of a general assignment for the benefit of creditors;

(e) the filing by such Person of an answer admitting the material allegations of, or such Person’s consenting to, or defaulting in answering, a bankruptcy petition filed against him in any bankruptcy proceeding or petition seeking relief under Title 11 of the United States Code, as now constituted or as hereafter amended; or

(f) the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating such Person a bankrupt or insolvent or for relief in respect of such Person or appointing a trustee or custodian of such Person’s assets and the continuance of such order, judgment or decree unstayed and in effect for a period of 60 consecutive calendar days.

“Beneficial Owner” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act, as amended from time to time.

“Business Day” means any calendar day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required to close.

“Capital Contributions” means any cash, cash equivalents or, at the consent of the Managing Member, the Fair Market Value of other property that a Member contributes to the Company with respect to any Common Unit or other Equity Securities issued pursuant to Article II (net of liabilities assumed by the Company or to which such property is subject).

“Change in Control” means the occurrence of any of the following:

(a) a transaction or series of related transactions (other than an offering of Class A Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any Third Party directly or indirectly becomes the Beneficial Owner of securities of ECI representing fifty percent (50%) or more of the combined voting power of ECI’s then outstanding securities;

(b) during any twenty-four (24) consecutive month period, the individuals who, at the beginning of such period, constitute the Board of Directors of ECI (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the Board of Directors of ECI; provided, however, that an individual who becomes a member of the Board of Directors of ECI subsequent to the beginning of the twenty-four (24) month period will be deemed to have satisfied such twenty-four (24) month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds (2/3) of the directors who then qualified as Incumbent Directors;

(c) the consummation of a sale or disposition of all or substantially all of ECI’s assets in one or a series of related transactions, other than (i) such a sale, disposition or lease to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of ECI in substantially the same proportions as their ownership of ECI immediately prior to such sale or disposition or (ii) the distribution directly to ECI’s stockholders (in one distribution or a series of related distributions) of all of the stock of one or more Subsidiaries of ECI that represent substantially all of ECI’s assets;

(d) there is consummated a merger or consolidation of ECI or any direct or indirect Subsidiary of ECI with any other corporation or other entity, other than (i) a merger or consolidation which results in (A) the voting securities of ECI outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary under an employee benefit plan of ECI or any Subsidiary of ECI, more than fifty percent (50%) of the combined voting power of the securities of ECI or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (B) the individuals who comprise the Board immediately prior thereto constituting immediately thereafter at least a majority of the board of directors of ECI, the entity surviving such merger or consolidation or, if ECI or the entity surviving such merger is then a Subsidiary of another Person, the ultimate parent thereof, or (ii) a merger or consolidation effected to implement a recapitalization of ECI (or similar transaction) in which no Third Party is or becomes the Beneficial Owner, directly or indirectly, of securities of ECI (not including in the securities Beneficially Owned by such Third Party any securities acquired directly from ECI or its Affiliates) representing at least fifty percent (50%) of the combined voting power of ECI’s then outstanding securities;

(e) a transaction pursuant to which the Founder Entities cease to own at least 50% of the combined voting power of ECI’s then outstanding securities; or

(f) the stockholders of ECI approve a plan of complete liquidation or dissolution of ECI.

“Class A Common Stock” means the shares of Class A Common Stock, par value $0.00001 per share, of ECI.

“Class B Common Stock” means the shares of Class B Common Stock, par value $0.00001 per share, of ECI.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Company Minimum Gain” has the meaning set forth for the term “partnership minimum gain” in Regulations Section 1.704-2(d).

“Control” means, when used with reference to any Person, the power to direct the management or policies of such Person, directly or indirectly, by or through stock or other equity ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or other understanding (written or oral); and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Depreciation” has the meaning set forth in paragraph (e) of the definition of “Net Income” or “Net Loss.”

“Distribution” means each distribution after the Effective Date made by the Company to a Member, whether in cash, property or securities of the Company, pursuant to, or in respect of, Article III or Article IX.

“ECI Group” means ECI and/or any Subsidiary of ECI (other than the Company or any Subsidiary of the Company).

“Economic Interest” means the right to allocations of items of income, gain, loss, deduction, credit or similar items and the right to Distributions of cash and other property as provided in Article III, Article IV, Article IX and Article X and in the Act, but shall not include any right to participate in the management or affairs of the Company or any right to receive information concerning the business and affairs of the Company, in each case, except as expressly otherwise provided in this Agreement or required by the Act.

“EControls Group” means EControls Group, Inc., a Texas corporation, its Affiliates and each of their respective successors.

“Equity Securities” means, as applicable:

(a) any capital stock, membership interests or other share capital;

(b) any securities directly or indirectly convertible into or exchangeable for any capital stock, membership interests or other share capital or containing any profit participation features;

(c) any rights or options directly or indirectly to subscribe for or to purchase any capital stock, membership interests, other share capital or securities containing any profit participation features or to subscribe for or to purchase any securities directly or indirectly convertible into or exchangeable for any capital stock, membership interests, other share capital or securities containing any profit participation features;

(d) any share appreciation rights, phantom share rights or other similar rights; or

(e) any Equity Securities issued or issuable with respect to the securities referred to in clause (a) through clause (d) above in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder. Any reference herein to a specific section, rule or regulation of the Exchange Act shall be deemed to include any corresponding provisions of future law.

“Exchange Allowance” means, as of a particular time of determination with respect to any Member, (a) the Exchange Allowance Percentage multiplied by the number of Common Units set forth opposite such Member’s name on the Schedule of Members as originally attached to this Agreement on the Effective Date minus (b) the number of Common Units Transferred by such Member prior to such time of determination (other than pursuant to an exercise of rights of Exchange pursuant to Article VIII); provided, however, that Common Units Transferred by a Member to a Permitted Transferee shall not be deemed to have been Transferred solely for purposes of this definition for so long as such Common Units continue to be held by a Permitted Transferee of such Member (and provided that such Permitted Transferee shall be subject to such Member’s Exchange Allowance with respect to its exercise of rights of Exchange pursuant to Article VIII).

“Exchange Allowance Percentage” means, as of a particular time of determination, the greater of (a) the percentage of the number of Common Units set forth opposite Murphy Group’s name on the Schedule of Members as originally attached to this Agreement on the Effective Date that have been Transferred by Murphy Group at or prior to such time of determination and (b) the percentage of the number of Common Units set forth opposite EControls Group’s name on the Schedule of Members as originally attached to this Agreement on the Effective Date that have been Transferred by EControls Group at or prior to such time of determination, in each case including Common Units Transferred by the applicable Founder Entity pursuant to an exercise of rights of Exchange pursuant to Article VIII; provided, however, that Common Units Transferred by a Founder Entity (or its Permitted Transferees) to a Permitted Transferee shall not be deemed to have been Transferred solely for purposes of this definition for so long as such Common Units continue to be held by a Permitted Transferee of such Founder Entity (or by a member of the Family Group of a Permitted Transferee of such Founder Entity).

“Fair Market Value” means, with respect to any asset or securities, the fair market value for such assets or securities as between a willing buyer and a willing seller in an arm’s length transaction occurring on the date of valuation, taking into account all relevant factors determinative of value, as determined in Good Faith by the Managing Member.

“Family Group” means for any individual, such individual’s current or former spouse, their respective parents, descendants of such parents (whether natural or adopted) and the spouses of such descendants, and any trust, limited partnership, corporation or limited liability company established solely for the benefit of such individual or such individual’s current or former spouse, their respective parents, descendants of such parents (whether natural or adopted) or the spouses of such descendants.

“Fiscal Year” means the fiscal year of the Company, which unless otherwise determined by the Managing Member in its sole discretion shall be each period ending on December 31.

“Founder Entity” means each of Murphy Group and EControls Group.

“Good Faith” shall mean a Person having acted in good faith and in a manner that such Person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to a criminal proceeding, having had no reasonable cause to believe such Person’s conduct was unlawful.

“Governmental Entity” means the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government, including any court, in each case, having jurisdiction over the Company or any of its Subsidiaries or any of the property or other assets of the Company or any of its Subsidiaries.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross Fair Market Value of such asset on the date of the contribution;

(b) the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross Fair Market Values as of the following times:

(i) the acquisition of an additional interest in the Company after the Effective Date by a new or existing Member in exchange for more than a de minimis Capital Contribution, if the Managing Member reasonably determines that such adjustment is necessary or appropriate to reflect the relative Economic Interests of the Members in the Company;

(ii) the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company or any of its Subsidiaries by an existing or a new Member acting in a partner capacity, or in anticipation of becoming a partner;

(iii) the Distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company, if the Managing Member reasonably determines that such adjustment is necessary or appropriate to reflect the relative Economic Interests of the Members in the Company; and

(iv) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

(c) the Gross Asset Value of any Company asset distributed to a Member shall be the gross Fair Market Value of such asset on the date of Distribution;

(d) the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Sections 734(b) or 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this clause (d) to the extent that the Managing Member determines that an adjustment pursuant to clause (b) of this definition of Gross Asset Value is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (d); and

(e) with respect to any asset that has a Gross Asset Value that differs from its adjusted tax basis, Gross Asset Value shall be adjusted by the amount of Depreciation rather than any other depreciation, amortization or other cost recovery method.

“Income” means individual items of Company income and gain determined in accordance with the definitions of Net Income and Net Loss (except clause (g) thereof).

“Lien” means any mortgage, pledge, hypothecation, claim, security interest, encumbrance, lease, sublease, license, occupancy agreement, adverse claim or interest, easement, covenant, encroachment, burden, title defect, title retention agreement, interest, equity, option, lien, right of first refusal, charge or other restriction or limitation of any nature whatsoever.

“Loss” means individual items of Company loss and deduction determined in accordance with the definitions of Net Income and Net Loss.

“Managing Member” means ECI and its successors and assigns and any substitute Managing Member appointed in accordance with the terms of this Agreement.

“Member” means each Person listed on the Schedule of Members and each other Person who is hereafter admitted as a Member in accordance with the terms of this Agreement and the Act. The Members shall constitute the “members” (as such term is defined in the Act) of the Company. Any reference in this Agreement to any Member shall include such Member’s Successors in Interest to the extent such Successors in Interest have become Substituted Members in accordance with the provisions of this Agreement. Except as otherwise set forth herein or in the Act, the Members shall constitute a single class or group of members of the Company for all purposes of the Act and this Agreement.

“Member Minimum Gain” means minimum gain attributable to Member Nonrecourse Debt determined in accordance with Regulations Section 1.704-2(i).

“Member Nonrecourse Debt” has the meaning set forth for the term “partner nonrecourse debt” in Regulations Section 1.704-2(b)(4).

“Membership Interest” means, with respect to each Member, such Member’s Economic Interest and rights as a Member.

“Murphy Group” means Murphy Group, Inc., an Oklahoma corporation, its Affiliates and each of their respective successors.

“Net Income” or “Net Loss” means, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such Fiscal Year or other period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in such taxable income or loss), with the following adjustments:

(a) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be added to such taxable income or loss;

(b) any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be subtracted from such taxable income or loss;

(c) in the event the Gross Asset Value of any Company asset is adjusted pursuant to clause (b) or clause (c) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain (if the adjustment increases the Gross Asset Value of the asset) or loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset for purposes of computing Net Income or Net Loss;

(d) gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, with respect to a Company asset having a Gross Asset Value that differs from its adjusted basis for tax purposes, “Depreciation” with respect to such asset shall be computed by reference to the asset’s Gross Asset Value in accordance with Regulations Section 1.704-1(b)(2)(iv)(g);

(f) to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 734(b) or 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts as a result of a Distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(g) any Income or Loss that is allocated under Section 4.2 shall be excluded for purposes of computing Net Income or Net Loss.

“Percentage Interest” of each Member is set forth on the Schedule of Members, which may be amended from time to time and which shall be equal to a fraction (expressed as a percentage), the numerator of which is the number of Common Units held by such Member and the denominator of which is the number of Common Units held by all the Members (it being understood that if the Company hereafter issues any Equity Securities other than the Common Units, then this definition shall be changed pursuant to an amendment of this Agreement in accordance with the terms hereof).

“Permitted Transferee” means, with respect to any Member, (a) its Affiliates (including, in the case of any Member that is an entity, any distribution by such Member to its members, partners or stockholders (the “Member’s Owners”), and any related distributions by the Member’s Owners to their respective members, partners or stockholders) and (b) in the case of an individual, any member of its Family Group.

“Person” means an individual, a partnership (including a limited partnership), a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a Governmental Entity.

“Regulations” means the regulations, including temporary regulations, promulgated by the United States Treasury Department under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Restricted Exchange Period” means the period beginning on the Effective Date and ending on the first to occur of (a) the three-year anniversary of the closing of the IPO and (b) the date on which the Founder Entities cease to own at least 15% of the combined voting power of ECI’s then outstanding securities.

“Securities Act” means the United States Securities Act of 1933, as amended, and applicable rules and regulations thereunder. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which:

(a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or

(b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing member, general partner or analogous controlling Person of such limited liability company, partnership, association or other business entity.

For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Substituted Member” means any Person that has been admitted to the Company as a Member pursuant to Section 7.2 by virtue of such Person receiving all or a portion of a Membership Interest from a Member or its Assignee and not from the Company.

“Successor in Interest” means any (a) trustee, custodian, receiver or other Person acting in any Bankruptcy or reorganization proceeding with respect to, (b) assignee for the benefit of the creditors of, (c) trustee or receiver, or current or former officer, director or partner, or other fiduciary acting for or with respect to the dissolution, liquidation or termination of or (d) other Transferee, executor, administrator, committee, legal representative or other successor or assign of, any Member, whether by operation of law or otherwise (including any Person acquiring (whether by merger, consolidation, sale, exchange or otherwise) all or substantially all of the assets or Equity Securities of the Company and its Subsidiaries).

“Tax Matters Member” has the same meaning as “tax matters partner” set forth in Code Section 6231.

“Tax Receivable Agreement” means the Tax Receivable Agreement dated on or about the date hereof between ECI, the Company and the Members immediately prior to consummation of the IPO, as it may be amended or supplemented from time to time.

“Third Party” means any “person” within the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Section 13(d) and Section 14(d) thereof, except that such term will not include (a) ECI or any Subsidiary thereof, (b) Murphy Group or any Affiliate thereof, (c) EControls Group or any Affiliate thereof, (d) a trustee or other fiduciary holding securities under an employee benefit plan of ECI or any Subsidiary thereof, (e) an underwriter temporarily holding securities pursuant to an offering of such securities or (f) a corporation owned, directly or indirectly, by the stockholders of ECI in substantially the same proportions as their ownership of stock of ECI.

“Transaction Documents” means, together, this Agreement and the Tax Receivable Agreement.

“Transfer” means any sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a participation in, grant of a security interest or other direct or indirect disposition or encumbrance of a Common Unit (whether with or without consideration, whether voluntarily or involuntarily or by operation of law). The terms “Transferee,” “Transferor,” “Transferred” and other forms of the word “Transfer” shall have the correlative meanings.

Section 11.2 Index of Additional Definitions.

Term	Section

A&R Agreement	Recitals
Agreement	Preamble
Articles	Recitals
Blackout Period	8.3(c)(i)
Capital Account	2.3(a)
Cash Amount	8.10
Cash Exchange	8.10
Class A Fair Market Value	8.10
Closing	8.3(a)
Closing Date	8.3(a)
Common Unit	2.1(a)
Company	Preamble
Company’s Tax Liability	3.5(b)
Corresponding Company Securities	2.1(c)
ECI	Recitals
Effective Date	Preamble
Effective Time	Recitals
Exchange	8.1
Exchange Notice	8.2
HSR Act	8.7
IPO	Recitals
IPO Transactions	Recitals
Notice	2.1(h)
Officers	5.1(a)
Open Window	8.3(c)(ii)
Original Agreement	Recitals
Pass-Through Entity	5.6(f)(i)
Registration Rights Agreement	7.5
Regulatory Allocations	4.2(g)
Schedule of Members	Recitals
Special Consent Right	9.2(b)
Tax Distribution	3.5(a)
Tax Distribution Date	3.5(a)
Underwriters	Recitals
Unvested Common Units	2.2(c)(i)

Section 11.3 Interpretative Matters. In this Agreement, unless otherwise specified or where the context otherwise requires:

(a) the headings of particular provisions of this Agreement are inserted for convenience only and will not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement;

(b) words importing any gender shall include other genders;

(c) words importing the singular only shall include the plural and vice versa;

(d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”;

(e) the words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement;

(f) references to “Articles,” “Exhibits,” “Sections” or “Schedules” shall be to Articles, Exhibits, Sections or Schedules of or to this Agreement;

(g) references to any Person include the successors and permitted assigns of such Person;

(h) the use of the words “or,” “either” and “any” shall not be exclusive;

(i) wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict;

(j) references to “$” or “dollars” means the lawful currency of the United States of America;

(k) references to any agreement, contract or schedule, unless otherwise stated, are to such agreement, contract or schedule as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; and

(l) the parties hereto have participated jointly in the negotiation and drafting of this Agreement; accordingly, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

* * * * * *

IN WITNESS WHEREOF, Enovation Controls, LLC, intending to be legally bound, has executed this Second Amended and Restated Operating Agreement of Enovation Controls, LLC as of the day and year first set forth above.

Enovation Controls, LLC, an Oklahoma limited liability company

By:
Name:
Title:

COMPANY SIGNATURE PAGE TO

SECOND AMENDED AND RESTATED OPERATING AGREEMENT OF ENOVATION CONTROLS, LLC

IN WITNESS WHEREOF, the undersigned Members of Enovation Controls, LLC, intending to be legally bound, have executed this Second Amended and Restated Operating Agreement of Enovation Controls, LLC as of the day and year first set forth above.

MEMBERS:

Murphy Group, Inc., an Oklahoma corporation

By:
Name:
Title:

EControls Group, Inc., a Texas corporation

By:
Name:
Title:

{Name}

MEMBER SIGNATURE PAGE TO

SECOND AMENDED AND RESTATED OPERATING AGREEMENT OF ENOVATION CONTROLS, LLC

IN WITNESS WHEREOF, the undersigned, desiring to be admitted as an Additional Member of Enovation Controls, LLC, and intending to be legally bound, has executed this Second Amended and Restated Operating Agreement of Enovation Controls, LLC as of the day and year set forth adjacent to the undersigned’s signature below, and agrees to be bound by the terms and provisions of the Second Amended and Restated Operating Agreement of Enovation Controls, LLC as if originally a party thereto.

{This page is a template. Duplicate and conform this form of signature page as appropriate for either an entity or an individual Additional Member.}

ADDITIONAL MEMBER:

{Insert name of entity Member}, a {insert state of formation} {insert type of entity}

Date: , 20	By:
Name:
Title:

Date: , 20
{insert name of individual Member}

ADDITIONAL MEMBER SIGNATURE PAGE TO

SECOND AMENDED AND RESTATED OPERATING AGREEMENT OF ENOVATION CONTROLS, LLC

IN WITNESS WHEREOF, the undersigned, desiring to be admitted as a Substituted Member of Enovation Controls, LLC, and intending to be legally bound, has executed this Second Amended and Restated Operating Agreement of Enovation Controls, LLC as of the day and year set forth adjacent to the undersigned’s signature below, and agrees to be bound by the terms and provisions of the Second Amended and Restated Operating Agreement of Enovation Controls, LLC as if originally a party thereto.

{This page is a template. Duplicate and conform this form of signature page as appropriate for either an entity or an individual Substituted Member.}

SUBSTITUTED MEMBER:

{Insert name of entity Member}, a {insert state of formation} {insert type of entity}

Date: , 20	By:
Name:
Title:

Date: , 20
{insert name of individual Member}

SUBSTITUTED MEMBER SIGNATURE PAGE TO

SECOND AMENDED AND RESTATED OPERATING AGREEMENT OF ENOVATION CONTROLS, LLC

EXHIBIT A

Schedule of Members

EXHIBIT B

Form of Exchange Notice

EXHIBIT C

Consent of Spouse and Proxy

I acknowledge that I have read the foregoing Second Amended and Restated Operating Agreement and that I know its contents. I am aware that by its provisions the Membership Interest of the Company held by me, my spouse, or either or both of us, including my community property interest in such Membership Interest, if any, is subject to transfer restrictions and other restrictions pursuant to the Second Amended and Restated Operating Agreement. I hereby agree and consent that such Membership Interest and my interest in it, if any, are subject to all of the provisions of the foregoing Second Amended and Restated Operating Agreement and that I will take no action at any time to hinder operation of, or violate, the foregoing Second Amended and Restated Operating Agreement. I hereby grant to my spouse an irrevocable proxy, coupled with an interest, with power of substitution, with respect to all matters relating to such Membership Interest, including the voting and transfer thereof.

By:

Name:

Spouse:

Address:

Phone:

Fax:

EXHIBIT C TO

SECOND AMENDED AND RESTATED OPERATING AGREEMENT OF ENOVATION CONTROLS, LLC